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                                                                      EXHIBIT 13


                        Annual Admin Charge Calculations

                 AVG POLICY SIZE                      $ 40,000.00
                 CHARGE                               $ 30.00

                 30/40000*1000 =                      $ 0.75

                            Hypothetical Unit Values

                          31-Dec-01      7.005905446       a
                          31-Dec-02      5.352345859       b

                          STRATEGIC PARTNERS FLEXELITE
                          1.65%                  STOCK

1 YEAR % OF RETURN                               -23.60%      c        =(b-a)/a
ERV (ENDING REDEEMABLE VALUE)                    763.98       d        =(c*1000)+1000
ANNUAL ADMIN CHARGE                                0.75       e        =Annual Admin Charge
GMIB CHARGE                                        0.00       f        =IF(c<=0.05,(((1000*0.05)+1000)*0.0045),d*(0.0045*(12)))
INCOME APPRECIATOR CHARGE                          0.00       g        =d*0.0025
Less Admin, GMIB, IAB                            763.23       h        =d-e-f-g
ROR BEFORE LOAD                                  -23.68%               =(h/1000)-1


                        Annual Admin Charge Calculations

                 AVG POLICY SIZE                      $ 40,000.00
                 CHARGE                               $ 30.00

                 30/40000*1000 =                      $ 0.75

                            Hypothetical Unit Values

                          31-Dec-01      6.692883252       a
                          31-Dec-02      5.100513228       b

                          STRATEGIC PARTNERS FLEXELITE
                          1.90%                  STOCK

1 YEAR % OF RETURN                               -23.79%      c        =(b-a)/a
ERV (ENDING REDEEMABLE VALUE)                    762.08       d        =(c*1000)+1000
ANNUAL ADMIN CHARGE                                0.75       e        =Annual Admin Charge
GMIB CHARGE                                        4.73       f        =IF(c<=0.05,(((1000*0.05)+1000)*0.0045),d*(0.0045*(12)))
INCOME APPRECIATOR CHARGE                          1.91       g        =d*0.0025
Less Admin, GMIB, IAB                            754.70       h        =d-e-f-g
ROR BEFORE LOAD                                  -24.53%               =(h/1000)-1